^
                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS 2009 FINANCIAL RESULTS

	Columbus, Ohio - February 26, 2010 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported results for the year ended December 31, 2009. The company plans to file its 2009 Form 10-K on Friday, March 5, 2010 and we urge investors to read and consider the information in that filing. Whenever possible, we will post information on a Friday afternoon so that investors have a maximum amount of time to digest the information contained therein.

Revenue decreased 7% to $43.6 million for the year compared to 2008. Net income for the year was $11.4 million, or $4.40 per diluted share, compared to $3.3 million, or $1.36 per diluted share, in 2008. Operating income for 2009 was $12.1 million, down 12% from 2008. The primary contributor to the increase in net income was a positive investment return of $5.4 million, or $2.09 per diluted share, during 2009 compared to an $8.2 million investment loss on the company's investment portfolio during 2008. Assets under management ended the year at $6.3 billion, an increase of 39% compared to $4.5 billion at the end of 2008. Over the past year, we have seen strong growth in our long only strategies while assets in our long-short strategies were relatively flat. The result of this shift in asset mix is a reduction in our overall effective investment advisory fee.

Ric Dillon, president and chief investment officer, stated, "Our primary business objective is to fulfill our fiduciary responsibility to our clients by achieving excellent long-term investment returns. I am pleased that our strategies have generally outperformed their benchmarks over the past five years."

Jim Laird, chief financial officer, stated, "New client investments for the year ended December 31, 2009 were $579 million, down significantly from the $1.977 billion for the year ended December 31, 2008. In the fourth quarter, net flows into separate accounts were $317 million and, for the full year, we had $740 million in net flows in separate accounts. After experiencing outflows of over $130 million in each of the first two quarters, the mutual funds had net inflows in each of the last two quarters, totaling $160 million."

Cash and Investment Portfolio - the company had $27.9 million in cash and investments at the end of 2009, down from $33.0 million at the beginning of the year. The decline was largely due to the special $10.00 per share dividend paid in the fourth quarter, which totaled $26.1 million offset by cash generated through operations.

Special Dividend - the company announced a $10.00 per share dividend paid on December 15, 2009. The company also paid a similar $10.00 per share dividend in the fourth quarter of 2008.

2010 Annual Meeting of Shareholders - Diamond Hill announced that the 2010 Annual Shareholder meeting will be held May 4, 2010 at 1:00 pm Eastern Time along with an investor conference call.


			Summary of Results of Operations
		    (in thousands, except per share figures)

					     Three months ended December 31,
					  2009             2008		Change
Revenues:
    Investment advisory		       $ 11,700	        $  9,020 	  30%
    Mutual fund administration, net	  2,015		   1,352          49%
    Total Revenue		       $ 13,715         $ 10,372          32%

Operating Expenses			  9,110		   8,447	   8%
Net Operating Income 			  4,605            1,925         139%

    Investment Return			    881	          (4,180) 	  n.m.

Net Income Before Taxes			  5,486           (2,255) 	  n.m.
Net Income 			       $  3,504         $ (1,713)	  n.m.

Earnings per share (diluted)	       $   1.34	        $  (0.70)	  n.m.
Operating Margin			   34%		    19%		  81%
Operating Margin -
   Excluding Beacon Hill   		   36%		    22%		  62%
Assets Under Management (period end) $6,283,000       $4,510,000	  39%
New client investments,
   net of withdrawals 	               $431,000         $ 23,000 	1774%


					        Year ended December 31,
					  2009             2008		Change
Revenues:
    Investment advisory		       $ 37,472	        $ 40,865 	  (8%)
    Mutual fund administration, net	  6,090		   6,154          (1%)
    Total Revenue		       $ 43,562         $ 47,019          (7%)

Operating Expenses			 31,450		  33,290	  (6%)
Net Operating Income 			 12,112           13,729         (12%)

    Investment Return			  5,399	          (8,205) 	  n.m.

Net Income Before Taxes			 17,511            5,524 	 217%
Net Income 			       $ 11,374         $  3,276	 247%

Earnings per share (diluted)	       $   4.40	        $   1.36	 224%
Operating Margin			   28%		    29%		  (5%)
Operating Margin -
   Excluding Beacon Hill   		   31%		    32%		  (5%)
Assets Under Management (period end) $6,283,000       $4,510,000	  39%
New client investments,
   net of withdrawals 	               $579,000       $1,977,000	 (71%)


			  Selected Balance Sheet Data
		    (in thousands, except per share figures)
					      	       December 31,
						  2009             2008
Assets
    Cash equivalents and investment portfolio	$ 27,943	$ 32,974
    Accounts receivable				  10,144	   5,340
    Income tax receivable			       -	   2,335
    Deferred tax asset				     521	   1,989
    Other assets				   1,897           1,902
    Total assets				$ 40,505	$ 44,540

Liabilities					  17,524	  14,294

Total shareholders' equity			  22,981          30,246

Total liabilities and shareholders' equity	$ 40,505	$ 44,540

Book value per share (a)		$   8.58	$  12.36

Outstanding shares				   2,678	   2,447

(a) - A $10 per share special dividend was declared and paid in December 2009 and October 2008.

Beacon Hill Fund Services - In April 2009, Beacon Hill received final approval from FINRA to operate its registered broker dealer, BHIL Distributors, Inc. For the year ended December 31, 2009, Beacon Hill generated an operating loss of $976 thousand on revenue of $1.0 million compared to an operating loss of $1.4 million on revenue of $117 thousand for the year ended December 31, 2008. The company expects Beacon Hill to generate an operating profit in 2010.


Assets Under Management - As of December 31, 2009, assets under management ("AUM") totaled $6.3 billion, a 39% increase in comparison to December 31, 2008. The following is a roll-forward of AUM activity for the years ended
December 31, 2009 and 2008:

						Change in Assets Under Management
					    	 For the Year Ended December 31,
(in millions)						2009		2008
AUM at beginning of the period		       	    $   4,510 	    $   4,403
Net cash inflows (outflows)
	mutual funds	 				 (109)	        1,328
	separate accounts	 		  	  740 	 	  812
	private investment funds	 	 	  (52)	 	 (162)
		 				  	  579 	 	1,978
Net market appreciation (depreciation) and income	1,194 	       (1,871)
Increase during the period		 		1,773 	 	  107
AUM at end of the period		 	    $   6,283       $   4,510

About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.


Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles ("non-GAAP") for "Net Operating Income After Tax". Management uses these performance measures as benchmarks in evaluating and comparing the period-to-period operating performance of the company and its subsidiaries.

The company defines "net operating income after tax" as the company's net operating income less income tax provision, excluding investment return and the tax impact related to the investment return. The company believes that "net operating income after tax" provides a good representation of the company's operating performance, as it excludes the impact of investment return on financial results. The amount of the investment portfolio and the market impact on the investment portfolio can fluctuate significantly from one period to another, as seen over the past year. These fluctuations can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.


		 			         Year Ended December 31,
						   2009		  2008
Net Operating Income, GAAP basis 	      $	12,112,352   $ 13,728,814
Non-GAAP Adjustments:
  Tax Provision excluding impact
    of Investment Return 		 	 3,954,536	4,473,170
Net operating income after tax,
  non-GAAP basis 	 			 8,157,816	9,255,644

Net operating income after tax per
  diluted share, non-GAAP basis    	      $	      3.15   $ 	     3.84

Diluted weighted average shares outstanding,
  GAAP basis 		 			 2,587,751 	2,408,476


The company's management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

                  -------------------------------------

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to such matters as anticipated operating results, prospects for achieving the critical threshold of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and acquisitions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of the Company's products; changes in interest rates; a general or prolonged downturn in the economy; changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the SEC.


					###

            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363